Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Amendment No. 4 of Form S-1 (No. 333-283175) dated October 1,2025 of QDM International Inc. and its subsidiaries (the “Company”) of our report dated July 10, 2025 (except for the effects of reverse stock split disclosed in Note 8 as to which the date is October 1, 2025), relating to our audits of the consolidated balance sheets of the Company as of March 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income, shareholders’ equity(deficit), and cash flows for each of the years in the two-year period ended March 31, 2025, and the related notes, which appears in the Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

October 1, 2025

999 18th Street, Suite 3000, Denver, CO, 80202, USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us